Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement relating to the registration of $70,044,780 in common stock of Beacon Properties Corporation (the "Company") on Form S-3 of our report dated January 17, 1996 (except for Note 19 for which the date is February 15, 1996), appearing on the 1995 Form 10-K of the Company on our audits of the consolidated financial position of the Company as of December 31, 1995 and 1994 and the consolidated results of its operations and its cash flows for the year ended December 31, 1995 and for the period May 26, 1994 to December 31, 1994, the combined results of operations and cash flows of the Beacon Group, predecessor to the Company, for the period January 1, 1994 to May 25, 1994 and for the year ended December 31, 1993, and the related financial statement schedules of the Company as of December 31, 1995.

We also consent to the incorporation by reference of our audit report dated September 27, 1996, on our audit of the statement of excess of revenues over specific operating expenses of the Rosslyn Acquisitions in Rosslyn, Virginia for the year ended December 31, 1995, of our report dated March 15, 1996, on our audit of the statement of excess of revenues over specific operating expenses of the New England Executive Park in Burlington, Massachusetts for the year ended December 31, 1995, and of our report dated October 29, 1996, on our audit of the statement of excess of revenues over specific operating expenses of 10960 Wilshire Boulevard in Westwood, California for the year ended December 31, 1995, which reports were filed with the Securities and Exchange Commission on the Form 8-K of the Company dated October 18, 1996.

We also consent to the incorporation by reference of our report dated April 19, 1996, on our audit of the statement of excess of revenues over specific operating expenses of Fairfax County Portfolio in Tysons Corner and Herndon, Virginia for the year ended December 31, 1995, of our report dated July 3, 1996, on our audit of the statement of excess of revenues over specific operating expenses of 1333 H Street in Washington, D.C. for the year ended December 31, 1995, of our report dated July 8, 1996, on our audit of the statement of excess of revenues over specific operating expenses of AT&T Plaza in Oak Brook, Illinois for the year ended December 10, 1995, and of our report dated July 8, 1996, on our audit of the statement of excess of revenues over specific operating expenses of Tri-State International in Lincolnshire, Illinois for the year ended December 31, 1995, which reports were filed with the Securities and Exchange Commission on the Form 8-K of the Company dated July 23, 1996.

We also consent to the incorporation by reference of our report dated February 14, 1996, on our audit of the statement of excess of revenues over specified operating expenses for Perimeter Center, Atlanta, Georgia for the year ended December 31, 1995, which report was filed with the Securities and Exchange Commission on the Form 8-K of the Company dated February 20, 1996.

We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.




Boston, Massachusetts                                   COOPERS & LYBRAND L.L.P.
November 14, 1996